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                                                                    EXHIBIT 10.3

                        SECOND AMENDED AND RESTATED NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY IS SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT, DATED AS OF DECEMBER 30, 2002, BY AND AMONG THE MAKER HEREOF, THE PAYEE NAMED HEREIN, AND FOOTHILL CAPITAL CORPORATION, AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME, AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF SUCH SUBORDINATION AGREEMENT.

         THIS SECOND AMENDED AND RESTATED SENIOR SUBORDINATED NOTE (the "Second Amended and Restated Note") is made as of this__________day of October, 2003 by and among: (i) Mercury Air Group, Inc., a Delaware corporation (the "Company"), and (ii) Allied Capital Corporation, a Maryland corporation, and its successors and assigns (the "Holder").

                                    RECITALS:

                  A. The Company issued to J.H.Whitney Mezzanine Fund, L.P., a Delaware limited partnership ("WMF") an Amended and Restated Senior Subordinated Note dated as of September 10, 1999 in the original principal amount of Twenty Four Million and 00/100 Dollars ($24,000,000) (the "Original Note") in connection with an investment made in the Company pursuant to the terms and conditions of a Securities Purchase Agreement between the Company and WMF dated as of September 10, 1999, as amended by Amendment No. 1 dated as of September 30, 2000, Amendment No. 2 dated as of September 30, 2001 and Amendment No. 3 dated as of December 30, 2002 (collectively, the "Purchase Agreement").

                  B. WMF has assigned to the Holder all of its right, title and interest in and to the Original Note and certain other securities of the Company, and in connection therewith, the Company and Allied desire to amend the Original Note and enter into Amendment No. 4 to the Purchase Agreement.

                  NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto agree that the Original Note shall be amended, restated, and consolidated in its entirety by this Second Amended and Restated Note.

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                             MERCURY AIR GROUP, INC.

                     12% SENIOR SUBORDINATED PROMISSORY NOTE
                              DUE December 31, 2005

$24,000,000                                                   New York, New York
                                                              September 10, 1999

         FOR VALUE RECEIVED, the undersigned, MERCURY AIR GROUP, INC., a corporation organized under the laws of Delaware (the "Borrower"), hereby promises to pay to the order of ALLIED CAPITAL CORPORATION, a Maryland corporation ("Allied"), or its registered assigns (the "Holder"), the principal sum of Twenty Four Million Dollars ($24,000,000) on December 31, 2005 (the "Maturity Date"), with interest thereon from time to time as provided herein.

         1. Purchase Agreement. This Senior Subordinated Promissory Note (the "Note") is issued by the Borrower pursuant to the Securities Purchase Agreement dated as of September 10, 1999 by and between the Borrower and Allied, as assignee of WMF, as amended (the "Purchase Agreement"), and is subject to the terms thereof. This Note, together with all other promissory notes issued under the Purchase Agreement, and all promissory notes issued pursuant to paragraph 13 hereof or any provision of the Purchase Agreement are hereinafter referred to as the "Notes." The Holder is entitled to the benefits of this Note and the Purchase Agreement, as it relates to the Note, and may enforce the agreements of the Borrower contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. Capitalized terms used herein without definition are used herein with the meanings ascribed to such terms in the Purchase Agreement.

         2. Interest.

                  (a) Basic Interest. The Borrower promises to pay interest on the principal amount of this Note at the rate of 12% per annum. The Borrower shall pay accrued interest quarterly on each January 1, April 1, July 1, and October 1 of each year, or, if any such date shall not be a Business Day, on the next succeeding Business Day to occur after such date (each date upon which interest shall be so payable, an "Interest Payment Date"). Interest on this Note shall be paid by wire transfer of immediately available funds to an account at a bank designated in writing by the Holder. In the absence of any such written designation, any such Interest payment shall be deemed made on the date a check in the applicable amount payable to the order of Holder is received by the Holder at its last address as reflected in Borrower's note register; if no such address appears, then to the Holder in care of the last address in such note register of any predecessor holder of this Note (or its predecessor), In addition to cash interest, during the period beginning on January 1, 2004 and ending on June 30, 2004, the interest rate on this Note shall increase by a rate of 1% per annum for each month. Interest in excess of 12% per annum shall accrue and be added to principal, and shall not be payable in cash. This increase in interest rate shall take effect on the last day of each month from January 31, 2004 through June 30, 2004, inclusive. Interest on this Note shall accrue from and including the date of issuance through and

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until repayment of the principal and payment of all accrued interest in full.
Interest shall accrue and be computed on the basis of a 360-day year of twelve 30-day months.

                  (b) Default Rate of Interest. Notwithstanding the foregoing provisions of this Section 2, but subject to applicable law, any overdue principal of and overdue interest on this Note shall bear interest, payable on demand in immediately available funds, for each day from the date payment thereof was due to the date of actual payment, at a rate equal to the rate of interest otherwise in effect pursuant to the first sentence of this
Section 2 plus 2% per annum, and, upon and during the occurrence of an Event of Default (as hereinafter defined), this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at a rate equal to the rate of interest otherwise in effect pursuant to the first sentence of this
Section 2 plus 2% per annum. Subject to applicable law, any interest that shall accrue on overdue interest on this Note as provided in the preceding sentence and shall not have been paid in full on or before the next Interest Payment Date to occur after the Interest Payment Date on which the overdue interest became due and payable shall itself be deemed to be overdue interest on this Note to which the preceding sentence shall apply.

                  (c) Maximum Interest. The maximum interest payable on this Note pursuant to paragraphs (a) and (b) above is 18% per annum.

                  (d) No Usurious Interest. In the event that any interest rate provided for herein shall be determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law. Any payment by the Borrower of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal of this Note without prepayment premium or penalty; if no such principal amount is outstanding, such excess shall be returned to Borrower.

         3. Mandatory Prepayment.

                  (a) Public Offerings. Subject to the Subordination Agreement dated December 30, 2002 among the Company, Allied, as assignee of WMF, and Foothill Capital Corporation (the "Subordination Agreement"), upon the consummation of a Public Offering (as hereinafter defined), the Borrower shall, at the election of the Holder, prepay the outstanding principal amount of this Note (together with interest accrued thereon) immediately following receipt by the Borrower, or any of its Subsidiaries of the Net Cash Proceeds of such Public Offering. For the purposes hereof, "Public Offering" means the sale by the Borrower, or any of its Subsidiaries of its equity securities (other than (i) stock options or warrants to acquire Common Stock awarded to employees and directors pursuant to incentive compensation plans or agreements with such Persons in an aggregate amount for all such options and warrants not to exceed $250,000 per annum, and (ii) stock issued to a seller party to, and as consideration for a Permitted Acquisition) pursuant to a registration statement (other than on Form S-4 or S-8) or otherwise under the Securities Act, including without limitation any offering which contemplates resale of the securities issued under Rule 144A under the Securities Act, in which the issuer receives any Net Cash Proceeds. For the purposes hereof, "Net Cash Proceeds" means (x)

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         the cash proceeds in respect of a Public Offering minus (y) all costs of sale, underwriting or brokerage costs and taxes paid or payable as a result thereof by the Borrower or any of its Subsidiaries. The foregoing notwithstanding, until all Senior Indebtedness to which this
         Note is subordinated shall be paid in full, the amount of Net Cash Proceeds which the Borrower shall be obligated to pay under this
         Section 3(a) to the Holder as a prepayment of this Note at the election of the Holder, shall be limited as set forth in the Subordination Agreement.

                  (b) Change of Control. Subject to the Subordination Agreement upon the occurrence of a Change of Control (as hereinafter defined), the Borrower shall, at the election of the Holder, prepay the outstanding principal amount of this Note (together with interest accrued thereon), within five Business Days after the occurrence of such Change of Control. For the purposes hereof, "Change of Control" means (i) any transaction or series of transactions in which any Person or group, other than WMF, CFK Partners or any of their respective affiliates becomes the beneficial owner of 35% or more of the then outstanding capital stock of the Borrower or of any of its Subsidiaries, the operations of which would constitute a material part of the business or operations of the Borrower and all of its Subsidiaries, taken as a whole, (ii) the sale of all or substantially all of the assets of the Borrower or of any of its Subsidiaries, the operations of which would constitute a material part of the business or operations of the Borrower and all of its Subsidiaries, taken as a whole, (iii) the liquidation of the Borrower or any of its Subsidiaries, the operations of which would constitute a material part of the business or operations of the Borrower and all of its Subsidiaries, taken as a whole, other than transactions defined as Permitted Financing Transactions in, and entered into in compliance with, the Purchase Agreement, and/or (iv) the combination of the Borrower or of any of its Subsidiaries, the operations of which would constitute a material part of the business or operations of the Borrower and all of its Subsidiaries, taken as a whole, with another entity, as a result of which (A) any Person or group, other than WMF, CFK Partners or any of their respective affiliates becomes the beneficial owner of 35% or more of the then outstanding capital stock of the combined entity or (B) the directors of the Borrower or such Subsidiary, as the case may be, constitute less than a majority of the Board of Directors of the combined entity.

                  (c) Notice. The Borrower shall give written notice to the Holder of any mandatory prepayment pursuant to this Section 3 at least five Business Days prior to the date of such prepayment. Such notice shall be given in the manner specified in Section 7.2 of Amendment No. 4 to the Purchase Agreement.

         4. Optional Prepayment.

                  (a) Upon notice given to the Holder as provided in Section 4(b), the Borrower, at its option, may, at any time prepay all or any portion of the principal amount of this Note at any time, by paying to the Holder an amount equal to the principal amount to be repaid together with interest accrued and unpaid thereon to the date fixed for such prepayment, and reasonable out-of-pocket costs and expenses (including, without limitation, reasonable fees, charges and disbursements of counsel), if any, associated with such

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         prepayment; provided, however, each prepayment of less than the full outstanding balance of the principal amount of this Note shall be in an aggregate principal amount of this Note of $1,000,000 or integral multiples of $100,000 in excess thereof, and provided, further, that unless this Note and all Notes shall be paid in full, the aggregate principal balance of the Notes outstanding at any time shall be at least $500,000. No prepayment penalty or premium shall apply in respect of any optional prepayment made in accordance with this paragraph.

                  (b) The Borrower may give written notice of prepayment of this Note or any portion thereof not less than 10 nor more than 60 days prior to the date fixed for such prepayment. Such notice of prepayment shall be given in the manner specified in Section 7.2 of Amendment No. 4 of the Purchase Agreement (except that no notice shall be required in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement). Upon notice of prepayment being given by the Borrower, the Borrower covenants and agrees that it will prepay, on the date therein fixed for prepayment, this Note or the portion hereof so called for prepayment, at the outstanding principal amount thereof or the portion thereof so called for prepayment, together with interest accrued and unpaid thereon to the date fixed for such prepayment, together with the costs and expenses referred to in Section 4(a).

                  (c) All optional prepayments under this Section 4 shall include payment of accrued interest on the principal amount so prepaid and shall be applied first to all costs, expenses and indemnities payable under the Purchase Agreement, then to payment of default interest, if any, then to payment of accrued interest, and thereafter to principal.

         5. Amendment. Amendments and modifications of this Note may be made only in the manner provided in Section 11.4 of the Purchase Agreement.

         6. Defaults and Remedies.

                  (a) Events of Default. An "Event of Default" shall occur if:

                           (i) the Borrower shall default in the payment of the principal of this Note, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

                           (ii) the Borrower shall default in the payment of any installment of interest on this Note according to its terms, when and as the same shall become due and payable and such default shall continue for a period of 5 days; or

                           (iii) the Borrower shall default in the due observance or performance of any covenant to be observed or performed pursuant to Sections 8-1, 8.2(a), 8.3, 8.8, 8.10,
                  8.11 or Article 9 of the Purchase Agreement, and provided, however, that a default under Article 9 which does not or is not likely to have a material adverse effect on the Condition of the Company shall become an Event of Default only if such default shall continue for a period of 10 days; or

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

                           (iv) the Borrower or any of its Subsidiaries shall default in the due observance or performance of any other covenant, condition or agreement on the part of the Borrower or any of its Subsidiaries to be observed or performed pursuant to the terms hereof or pursuant to the terms of the Purchase Agreement or any of the Transaction Documents (other than those referred to in clauses (i), (ii) or (iii) of this Section 6(a)), and such default shall continue for 30 days after the earliest of (A) the date the Borrower is required pursuant to the Transaction Documents or otherwise to give notice thereof to the Holder (whether or not such notice is actually given) or (B) the date of written notice thereof, specifying such default and, if such default is capable of being remedied, requesting that the same be remedied, shall have been given to the Borrower by the Holder; or

                           (v)      any representation, warranty or
                  certification made by or on behalf of the Borrower or any of its Subsidiaries in the Purchase Agreement, this Note, the Transaction Documents or in any certificate or other document delivered pursuant hereto or thereto shall have been incorrect when made; or

                           (vi) any event or condition shall occur that results in the acceleration of the maturity of any Indebtedness of the Borrower or any of its Subsidiaries, in a principal amount aggregating $100,000 or more; or

                           (vii) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of the Borrower or any of its Subsidiaries, or of a substantial part of its property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries, or for a substantial part of its property or assets, or (c) the winding up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered; or

                           (viii) the Borrower or any of its Subsidiaries shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (b) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (vii) of this Section 6(a), (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries, or for a substantial part of their property or assets, (d) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its inability or fail generally to pay its debts as they

                                       6
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                  become due or (g) take any action for the purpose of effecting any of the foregoing; or

                           (ix) one or more judgments for the payment of money in an aggregate amount in excess of $500,000 (to the extent not covered by insurance) shall be rendered against the Borrower or any of its Subsidiaries and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any of its Subsidiaries to enforce any such judgment.

                  (b) Acceleration. If an Event of Default occurs under Section 6(a)(vii) or (viii), then the outstanding principal of and all accrued interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. If any other Event of Default occurs and is continuing, the Holder, by written notice to the Borrower, may declare the principal of and accrued interest on this Note to be immediately due and payable. Upon such declaration, such principal and interest shall become immediately due and payable. The Holder may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration, and if the rescission would not conflict with any judgment or decree. Any notice or rescission shall be given in the manner specified in Section 7.2 of Amendment No. 4 to the Purchase Agreement.

         7. Suits for Enforcement.

                  (a) Subject to the Subordination Agreement upon the occurrence of any one or more Events of Default, the Holder of this Note may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Purchase Agreement or this Note or in aid of the exercise of any power granted in the Purchase Agreement or this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holders of this Note.

                  (b) In case of any default under this Note, the Borrower will pay to the Holder such amounts as shall be sufficient to cover the costs and expenses of such Holder due to such default, as provided in
         Article 7 of the Purchase Agreement.

         8. Remedies Cumulative. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         9. Remedies Not Waived. No course of dealing between the Borrower and the Holder or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any right.

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         10. Transfer.

                  (a) The term "Holder" as used herein shall also include any transferee of this Note whose name has been recorded by the Borrower in the Note Register (as defined). Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

                  (b) The Borrower shall maintain a register (the "Note Register") in its principal offices for the purpose of registering the Note and any transfer or partial transfer thereof, which register shall reflect and identify, at all times, the ownership of record of any interest in the Note. Upon the issuance of this Note, the Borrower shall record the name and address of the initial purchaser of this Note in the Note Register as the first Holder. Upon surrender for registration of transfer or exchange of this Note at the principal offices of the Borrower, the Borrower shall, at its expense, execute and deliver one or more new Notes of like tenor and of denominations of at least $500,000 (except as may be necessary to reflect any principal amount not evenly divisible by $500,000 of a like aggregate principal amount, registered in the name of the Holder or a transferee or transferees. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by written instrument of transfer duly executed by the Holder of such Note or such holder's attorney duly authorized in writing.

                  (c) This Note may be transferred or assigned, in whole or in part, by the Holder at any time, except that Holder agrees not to transfer this Note or any interest therein so long as the Stock Purchase Agreement is in effect.

         11. Replacement of Note. On receipt by the Borrower of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of such Note), the Borrower, at its expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor. If required by the Borrower, such Holder must provide indemnity sufficient in the reasonable judgment of the Borrower to protect the Borrower from any loss which they may suffer if a lost, stolen or destroyed Note is replaced.

         12. No Novation. All of the terms, covenants and conditions of the Original Note shall continue, except as specifically amended and restated hereby. This Note does not extinguish the outstanding indebtedness and is not intended to be a substitution or novation of the original indebtedness or instruments evidencing the same, all of which shall continue in full force and effect except as specifically amended and restated hereby or by instruments executed concurrently herewith.

         13. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Borrower shall bind its successors and assigns, whether so expressed or not.

                                       8
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         14. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile (with receipt confirmed), courier service or personal delivery at the addresses specified in
Section 7.2 of Amendment No. 4 to the Purchase Agreement. All such notices and communications shall be deemed to have been duly given when: delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; if mailed, five Business Days after being deposited in the mail, postage prepaid; or if sent by facsimile, when receipt is acknowledged.

         15. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE (INCLUDING GIVING EFFECT TO GOL
SECTION 5-1401).

         16. Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         17. Headings. The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                                    MERCURY AIR GROUP, INC.

                                    By: -s- [ILLEGIBLE]
                                    ---------------------------------------
                                    Name: [ILLEGIBLE]
                                    Title: VP

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